Exhibit 99.1

1-800-FLOWERS.COM, Inc. Reports Fiscal 2023 Second Quarter Results

Second Quarter Results Reflect Successful Holiday Performance

Generates Net Income of $82.5 million and Adjusted EBITDA1 of $131 million

Updates Fiscal 2023 Guidance

(1) Refer to “Definitions of Non-GAAP Financial Measures” and the tables attached at the end of this press release for reconciliation of non-GAAP results to applicable GAAP results.)

JERICHO, N.Y.--(BUSINESS WIRE)--February 2, 2023--1-800-FLOWERS.COM, Inc. (NASDAQ: FLWS), a leading provider of gifts designed to help inspire customers to give more, connect more, and build more and better relationships, today reported results for its Fiscal 2023 second quarter ended January 1, 2023.

Fiscal 2023 Second Quarter Highlights

  Total consolidated revenues decreased 4.8% to $897.9 million, compared with total consolidated revenues of $943.0 million in the prior year period.
  Gross profit margin for the quarter was 41.0%, as compared with 40.1% in the prior year period.
  Operating expenses were 28.1% of total sales, as compared with 27.9% in the prior year period.
  Net income for the quarter was $82.5 million, or $1.27 per diluted share, as compared with net income of $88.5 million, or $1.34 per diluted share in the prior year period.
  Adjusted EBITDA1 for the quarter was $131.4 million, as compared to Adjusted EBITDA1 of $133.1 million in the prior year period.
  Expands leadership position in personalized gifting marketplace through the acquisition of the Things Remembered® brand, which occurred after the second quarter ended.

Chris McCann, CEO of 1-800-FLOWERS.COM, Inc., said, “Our second quarter results benefited from the strength of our Gourmet Foods and Gift Baskets business with improving gross margins, as well as an enterprise-wide reduction in operating expenses. As we had anticipated, consumers continued to spend for the major holidays and they reverted to their historical shopping patterns, shopping much later in the holiday period. PersonalizationMall.com® kicked off our holiday period with its biggest Cyber Monday ever, and as demand on our platform grew throughout the month of December, Harry & David® achieved record revenues for the quarter on the consumer side of its business. We did see demand soften in corporate gifting, which we attribute to macro-economic pressures and hybrid work environments, whereas a year ago there were fewer in-person holiday get-togethers.”

McCann added, “Our margins began to stabilize during the quarter, as we started to benefit from lower inbound freight costs and strategic pricing initiatives. Margins within our Gourmet Foods and Gift Baskets business also benefited from our logistics optimization and automation initiatives. We expect these favorable trends to continue and further improve our margins throughout the remainder of this fiscal year and beyond.”

“As we look to the balance of the year, we expect consumers to continue to shop and spend for the major upcoming holidays, while continuing to moderate their spend on everyday gifting occasions due to macro inflationary pressures.”

Second Quarter 2023 Financial Results

Total consolidated revenues decreased 4.8% to $897.9 million, as compared with total consolidated revenues of $943.0 million in the prior year period.

Gross profit margin for the quarter was 41.0%, increasing 90 basis points as compared with 40.1% in the prior year period. Gross profit margin improved based on strong performance within our Gourmet Foods and Gift Baskets business, primarily related to strategic pricing initiatives, lower in-bound freight costs, as well as an improvement in labor availability and automation. Operating expenses were 28.1% of total sales, as compared with 27.9% in the prior year period. On a dollar basis, operating expenses declined $10.1 million, primarily reflecting lower marketing costs, as the Company shifted its advertising investments to lower cost, higher return on investment areas of the marketing funnel.

As a result, the Company generated net income of $82.5 million, or $1.27 per diluted share, and Adjusted Net Income1 of $82.7 million, or $1.28 per share, as compared with net income of $88.5 million, or $1.34 per share, and Adjusted Net Income1 of $88.6 million, or $1.34 per share, in the prior year period. Adjusted EBITDA1 for the quarter was $131.4 million, as compared with Adjusted EBITDA1 of $133.1 million in the prior year period.

Segment Results

The Company provides selected financial results for its Gourmet Foods and Gift Baskets, Consumer Floral and Gifts, and BloomNet segments in the tables attached to this release and as follows:

  Gourmet Foods and Gift Baskets: Revenues for the quarter decreased 0.4% to $588.4 million, compared with $590.9 million in the prior year period, reflecting the resiliency of our gourmet food gifting businesses. Gross profit margin was 41.0%, compared with 39.3% in the prior year period, benefiting from strategic pricing, lower inbound transportation costs, and automation initiatives. As a result, segment contribution margin1 was $123.5 million, compared with $110.5 million a year ago.
  Consumer Floral and Gifts: Revenues decreased 12.1% to $277.0 million, compared with $315.1 million in the prior year period. Gross profit margin decreased to 40.5%, compared with 41.3% in the prior year period, primarily due to higher fulfillment costs and outbound transportation costs. Segment contribution margin1 was $27.9 million, compared with $38.2 million the prior year.
  BloomNet: Revenues for the quarter decreased 13.4% to $32.9 million, compared with $37.9 million in the prior year period. Gross profit margin of 42.2% was flat with the prior year. Segment contribution margin1 was $9.3 million, compared with $11.9 million in the prior year period.

Company Guidance

The Company is updating its Fiscal 2023 guidance based on its second quarter performance and the current economic environment. While the highly unpredictable nature of the current macro economy makes it difficult to forecast in this environment, the Company continues to expect that after growing revenues 77% over the past three fiscal years, revenues will decline in Fiscal 2023 on cautious consumer behavior. The Company also anticipates that as a result of the investments it has made, and continues to make, in its business platform, along with strategic pricing programs and a moderation of certain cost inputs, gross margins and bottom-line results will gradually improve during the latter half of the current fiscal year.

Full Year Fiscal 2023 Guidance

  Total revenues to decline in the mid-single digit range on a percentage basis as compared with the prior year;
  Adjusted EBITDA1 is now expected to be in a range of $80 million to $85 million; and
  Free Cash Flow1 to exceed $75 million.

Conference Call

The Company will conduct a conference call to discuss the above details and attached financial results today, Thursday, February 2, at 8:00 a.m. (ET). The conference call will be webcast from the Investors section of the Company’s website at www.1800flowersinc.com. A recording of the call will be posted on the Investors section of the Company’s website within two hours of the call’s completion. A telephonic replay of the call can be accessed beginning at 2:00 p.m. (ET) today through February 9, 2023, at: (US) 1-877-344-7529; (Canada) 855-669-9658; (International) 1-412-317-0088; enter conference ID #: 7691597. If you have any questions regarding the above information, please contact the Investor Relations office at invest@1800flowers.com.

Definitions of non-GAAP Financial Measures:

We sometimes use financial measures derived from consolidated financial information, but not presented in our financial statements prepared in accordance with U.S. generally accepted accounting principles (“GAAP”). Certain of these are considered "non-GAAP financial measures" under the U.S. Securities and Exchange Commission rules. Non-GAAP financial measures referred to in this document are either labeled as “non-GAAP” or designated as such with a “1”. See below for definitions and the reasons why we use these non-GAAP financial measures. Where applicable, see the Selected Financial Information below for reconciliations of these non-GAAP measures to their most directly comparable GAAP financial measures. Reconciliations for forward-looking figures would require unreasonable efforts at this time because of the uncertainty and variability of the nature and amount of certain components of various necessary GAAP components, including, for example, those related to compensation, tax items, amortization or others that may arise during the year, and the Company’s management believes such reconciliations would imply a degree of precision that would be confusing or misleading to investors. For the same reasons, the Company is unable to address the probable significance of the unavailable information. The lack of such reconciling information should be considered when assessing the impact of such disclosures.

EBITDA and Adjusted EBITDA:

We define EBITDA as net income (loss) before interest, taxes, depreciation, and amortization. Adjusted EBITDA is defined as EBITDA adjusted for the impact of stock-based compensation, Non-Qualified Plan Investment appreciation/depreciation, and for certain items affecting period-to-period comparability. See Selected Financial Information for details on how EBITDA and Adjusted EBITDA were calculated for each period presented. The Company presents EBITDA and Adjusted EBITDA because it considers such information meaningful supplemental measures of its performance and believes such information is frequently used by the investment community in the evaluation of similarly situated companies. The Company uses EBITDA and Adjusted EBITDA as factors to determine the total amount of incentive compensation available to be awarded to executive officers and other employees. The Company's credit agreement uses EBITDA and Adjusted EBITDA to determine its interest rate and to measure compliance with certain covenants. EBITDA and Adjusted EBITDA are also used by the Company to evaluate and price potential acquisition candidates. EBITDA and Adjusted EBITDA have limitations as analytical tools and should not be considered in isolation or as a substitute for analysis of the Company's results as reported under GAAP. Some of the limitations are: (a) EBITDA and Adjusted EBITDA do not reflect changes in, or cash requirements for, the Company's working capital needs; (b) EBITDA and Adjusted EBITDA do not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on the Company's debts; and (c) although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future and EBITDA does not reflect any cash requirements for such capital expenditures. EBITDA and Adjusted EBITDA should only be used on a supplemental basis combined with GAAP results when evaluating the Company's performance.

Segment Contribution Margin:

We define Segment Contribution Margin as earnings before interest, taxes, depreciation, and amortization, before the allocation of corporate overhead expenses. See Selected Financial Information for details on how Segment Contribution Margin was calculated for each period presented. When viewed together with our GAAP results, we believe Segment Contribution Margin provides management and users of the financial statements meaningful information about the performance of our business segments. Segment Contribution Margin is used in addition to and in conjunction with results presented in accordance with GAAP and should not be relied upon to the exclusion of GAAP financial measures. The material limitation associated with the use of Segment Contribution Margin is that it is an incomplete measure of profitability as it does not include all operating expenses or non-operating income and expenses. Management compensates for these limitations when using this measure by looking at other GAAP measures, such as Operating Income and Net Income.

Adjusted Net Income (Loss) and Adjusted or Comparable Net Income (Loss) Per Common Share:

We define Adjusted Net Income (Loss) and Adjusted or Comparable Net Income (Loss) Per Common Share as Net Income (Loss) and Net Income (Loss) Per Common Share adjusted for certain items affecting period-to-period comparability. See Selected Financial Information below for details on how Adjusted Net Income (Loss) Per Common Share and Adjusted or Comparable Net Income (Loss) Per Common Share were calculated for each period presented. We believe that Adjusted Net Income (Loss) and Adjusted or Comparable Net Income (Loss) Per Common Share are meaningful measures because they increase the comparability of period-to-period results. Since these are not measures of performance calculated in accordance with GAAP, they should not be considered in isolation of, or as a substitute for, GAAP Net Income (Loss) and Net Income (Loss) Per Common share, as indicators of operating performance and they may not be comparable to similarly titled measures employed by other companies.

Free Cash Flow:

We define Free Cash Flow as net cash provided by operating activities less capital expenditures. The Company considers Free Cash Flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by the business after the purchases of fixed assets, which can then be used to, among other things, invest in the Company’s business, make strategic acquisitions, strengthen the balance sheet, and repurchase stock or retire debt. Free Cash Flow is a liquidity measure that is frequently used by the investment community in the evaluation of similarly situated companies. Since Free Cash Flow is not a measure of performance calculated in accordance with GAAP, it should not be considered in isolation or as a substitute for analysis of the Company's results as reported under GAAP. A limitation of the utility of Free Cash Flow as a measure of financial performance is that it does not represent the total increase or decrease in the Company's cash balance for the period.

About 1-800-FLOWERS.COM, Inc.

1-800-FLOWERS.COM, Inc. is a leading provider of gifts designed to help inspire customers to give more, connect more, and build more and better relationships. The Company’s e-commerce business platform features an all-star family of brands, including: 1-800-Flowers.com®, 1-800-Baskets.com®, Cheryl’s Cookies®, Harry & David®, PersonalizationMall.com®, Shari’s Berries®, FruitBouquets.com®, Things Remembered®, Moose Munch®, The Popcorn Factory®, Wolferman’s Bakery®, Vital Choice®, Stock Yards® and Simply Chocolate®. Through the Celebrations Passport® loyalty program, which provides members with free standard shipping and no service charge across our portfolio of brands, 1-800-FLOWERS.COM, Inc. strives to deepen relationships with customers. The Company also operates BloomNet®, an international floral and gift industry service provider offering a broad-range of products and services designed to help members grow their businesses profitably; Napco℠, a resource for floral gifts and seasonal décor; DesignPac Gifts, LLC, a manufacturer of gift baskets and towers; and Alice’s Table®, a lifestyle business offering fully digital livestreaming and on demand floral, culinary and other experiences to guests across the country. 1-800-FLOWERS.COM, Inc. was recognized among the top 5 on the National Retail Federation’s 2021 Hot 25 Retailers list, which ranks the nation’s fastest-growing retail companies, and was named to the Fortune 1000 list in 2022. Shares in 1-800-FLOWERS.COM, Inc. are traded on the NASDAQ Global Select Market, ticker symbol: FLWS. For more information, visit 1800flowersinc.com or follow @1800FLOWERSInc on Twitter.

FLWS–COMP
FLWS-FN

Special Note Regarding Forward Looking Statements:

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements represent the Company’s current expectations or beliefs concerning future events and can generally be identified using statements that include words such as “estimate,” “expects,” “project,” “believe,” “anticipate,” “intend,” “plan,” “foresee,” “forecast,” “likely,” “will,” “target” or similar words or phrases. These forward-looking statements are subject to risks, uncertainties, and other factors, many of which are outside of the Company’s control, which could cause actual results to differ materially from the results expressed or implied in the forward-looking statements, including, but not limited to, statements regarding the Company’s ability to achieve its guidance for the full Fiscal year; the impact of the Covid-19 pandemic on the Company; its ability to leverage its operating platform and reduce its operating expense ratio; its ability to sell through existing inventories; its ability to successfully integrate acquired businesses and assets; its ability to successfully execute its strategic initiatives; its ability to cost effectively acquire and retain customers; the outcome of contingencies, including legal proceedings in the normal course of business; its ability to compete against existing and new competitors; its ability to manage expenses associated with sales and marketing and necessary general and administrative and technology investments; its ability to reduce promotional activities and achieve more efficient marketing programs; and general consumer sentiment and industry and economic conditions that may affect levels of discretionary customer purchases of the Company’s products. The Company undertakes no obligation to publicly update any of the forward-looking statements, whether because of new information, future events or otherwise, made in this release or in any of its SEC filings. Consequently, you should not consider any such list to be a complete set of all potential risks and uncertainties. For a more detailed description of these and other risk factors, refer to the Company’s SEC filings, including the Company’s Annual Reports on Form 10-K and its Quarterly Reports on Form 10-Q.

Note: The following tables are an integral part of this press release without which the information presented in this press release should be considered incomplete.

1-800-FLOWERS.COM, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(in thousands)

	January 1, 2023	July 3, 2022
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$189,718	$31,465
Trade receivables, net	53,027	23,812
Inventories	201,057	247,563
Prepaid and other	24,929	45,398
Total current assets	468,731	348,238

Property, plant and equipment, net	235,913	236,481
Operating lease right-of-use assets	131,722	129,390
Goodwill	213,999	213,287
Other intangibles, net	142,847	145,568
Other assets	23,787	21,927
Total assets	$1,216,999	$1,094,891

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$75,095	$57,386
Accrued expenses	233,926	175,392
Current maturities of long-term debt	20,000	20,000
Current portion of long-term operating lease liabilities	15,289	12,919
Total current liabilities	344,310	265,697

Long-term debt, net	132,786	142,497
Long-term operating lease liabilities	124,725	123,662
Deferred tax liabilities, net	34,895	35,742
Other liabilities	19,757	17,884
Total liabilities	656,473	585,482
Total stockholders’ equity	560,526	509,409
Total liabilities and stockholders’ equity	$1,216,999	$1,094,891

1-800-FLOWERS.COM, Inc. and Subsidiaries
Selected Financial Information
Consolidated Statements of Operations
(in thousands, except for per share data)
(unaudited)

	Three Months Ended		Six Months Ended
	January 1, 2023	December 26, 2021	January 1, 2023	December 26, 2021
Net revenues:
E-Commerce	$790,410	$827,522	$1,029,332	$1,090,893
Other	107,467	115,522	172,149	161,524
Total net revenues	897,877	943,044	1,201,481	1,252,417
Cost of revenues	530,111	564,594	732,257	748,453
Gross profit	367,766	378,450	469,224	503,964
Operating expenses:
Marketing and sales	194,466	207,771	283,605	302,150
Technology and development	14,952	13,490	29,692	26,913
General and administrative	28,908	28,872	55,153	55,938
Depreciation and amortization	14,315	12,588	27,009	23,558
Total operating expenses	252,641	262,721	395,459	408,559
Operating income	115,125	115,729	73,765	95,405
Interest expense, net	4,143	1,723	6,964	3,251
Other expense (income), net	148	(2,457)	1,070	(3,053)
Income before income taxes	110,834	116,463	65,731	95,207
Income tax expense	28,304	27,995	16,893	19,938
Net income	$82,530	$88,468	$48,838	$75,269

Basic net income per common share	$1.28	$1.36	$0.76	$1.16

Diluted net income per common share	$1.27	$1.34	$0.75	$1.14

Weighted average shares used in the calculation of net income per common share:
Basic	64,675	65,261	64,606	65,161
Diluted	64,835	65,969	64,820	65,954

1-800-FLOWERS.COM, Inc. and Subsidiaries
Selected Financial Information
Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Six Months Ended
	January 1, 2023	December 26, 2021

Operating activities:
Net income	$48,838	$75,269
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	27,009	23,558
Amortization of deferred financing costs	671	616
Deferred income taxes	(846)	(1,306)
Bad debt expense	2,407	(1,285)
Stock-based compensation	3,454	5,296
Other non-cash items	(470)	(448)
Changes in operating items:
Trade receivables	(31,622)	(55,074)
Inventories	46,506	(28,534)
Prepaid and other	7,550	8,172
Accounts payable and accrued expenses	89,050	160,459
Other assets and liabilities	1,113	(875)
Net cash provided by operating activities	193,660	185,848

Investing activities:
Acquisitions, net of cash acquired	-	(20,786)
Capital expenditures, net of non-cash expenditures	(23,849)	(32,608)
Net cash used in investing activities	(23,849)	(53,394)

Financing activities:
Acquisition of treasury stock	(1,175)	(25,521)
Proceeds from exercise of employee stock options	-	846
Proceeds from bank borrowings	195,900	125,000
Repayment of notes payable and bank borrowings	(205,900)	(135,000)
Debt issuance cost	(383)	(284)
Net cash used in financing activities	(11,558)	(34,959)

Net change in cash and cash equivalents	158,253	97,495
Cash and cash equivalents:
Beginning of period	31,465	173,573
End of period	$189,718	$271,068

1-800-FLOWERS.COM, Inc. and Subsidiaries
Selected Financial Information – Category Information
(dollars in thousands) (unaudited)

	Three Months Ended
	January 1, 2023	Things Remembered Transaction Costs	As Adjusted (non-GAAP) January 1, 2023	December 26, 2021	Vital Choice and Alice's Table Transaction Costs	As Adjusted (non-GAAP) December 26, 2021	% Change
Net revenues:
Consumer Floral & Gifts	$277,049		$277,049	$315,083	$-	$315,083	-12.1%
BloomNet	32,852		32,852	37,930		37,930	-13.4%
Gourmet Foods & Gift Baskets	588,431		588,431	590,946		590,946	-0.4%
Corporate	72		72	69		69	4.3%
Intercompany eliminations	(527)		(527)	(984)		(984)	46.4%
Total net revenues	$897,877	$-	$897,877	$943,044	$-	$943,044	-4.8%

Gross profit:
Consumer Floral & Gifts	$112,274		$112,274	$130,025		$130,025	-13.7%
	40.5%		40.5%	41.3%		41.3%

BloomNet	13,879		13,879	16,021		16,021	-13.4%
	42.2%		42.2%	42.2%		42.2%

Gourmet Foods & Gift Baskets	241,418		241,418	232,239		232,239	4.0%
	41.0%		41.0%	39.3%		39.3%

Corporate	195		195	165		165	18.2%
	270.8%		270.8%	239.1%		239.1%

Total gross profit	$367,766	$-	$367,766	$378,450	$-	$378,450	-2.8%
	41.0%	-	41.0%	40.1%	-	40.1%

EBITDA (non-GAAP):
Segment Contribution Margin (non-GAAP) (a):
Consumer Floral & Gifts	$27,886	$-	$27,886	$38,156	$-	$38,156	-26.9%
BloomNet	9,348		9,348	11,887		11,887	-21.4%
Gourmet Foods & Gift Baskets	123,503		123,503	110,502		110,502	11.8%
Segment Contribution Margin Subtotal	160,737	-	160,737	160,545	-	160,545	0.1%
Corporate (b)	(31,297)	243	(31,054)	(32,228)	59	(32,169)	3.5%
EBITDA (non-GAAP)	129,440	243	129,683	128,317	59	128,376	1.0%
Add: Stock-based compensation	1,899		1,899	2,291		2,291	-17.1%
Add: Compensation charge related to NQ Plan Investment (Depreciation) Appreciation	(196)		(196)	2,425		2,425	-108.1%
Adjusted EBITDA (non-GAAP)	$131,143	$243	$131,386	$133,033	$59	$133,092	-1.3%

1-800-FLOWERS.COM, Inc. and Subsidiaries
Selected Financial Information – Category Information
(dollars in thousands) (unaudited)

	Six Months Ended
	January 1, 2023	Things Remembered Transaction Costs	As Adjusted (non-GAAP) January 1, 2023	December 26, 2021	Vital Choice and Alice's Table Transaction Costs	As Adjusted (non-GAAP) December 26, 2021	% Change
Net revenues:
Consumer Floral & Gifts	$439,229	$-	$439,229	$496,312	$-	$496,312	-11.5%
BloomNet	66,219		66,219	68,764		68,764	-3.7%
Gourmet Foods & Gift Baskets	696,659		696,659	688,428		688,428	1.2%
Corporate	116		116	114		114	1.8%
Intercompany eliminations	(742)		(742)	(1,201)		(1,201)	38.2%
Total net revenues	$1,201,481	$-	$1,201,481	$1,252,417	$-	$1,252,417	-4.1%

Gross profit:
Consumer Floral & Gifts	$174,193	$-	$174,193	$206,028	$-	$206,028	-15.5%
	39.7%		39.7%	41.5%		41.5%

BloomNet	28,366		28,366	31,430		31,430	-9.7%
	42.8%		42.8%	45.7%		45.7%

Gourmet Foods & Gift Baskets	266,531		266,531	266,402		266,402	0.0%
	38.3%		38.3%	38.7%		38.7%

Corporate	134		134	104		104	28.8%
	115.5%		115.5%	91.2%		91.2%

Total gross profit	$469,224	$-	$469,224	$503,964	$-	$503,964	-6.9%
	39.1%	-	39.1%	40.2%	-	40.2%

EBITDA (non-GAAP):
Segment Contribution Margin (non-GAAP) (a):
Consumer Floral & Gifts	$38,696	$-	$38,696	$57,346	$-	$57,346	-32.5%
BloomNet	18,865		18,865	22,747		22,747	-17.1%
Gourmet Foods & Gift Baskets	104,793		104,793	102,829		102,829	1.9%
Segment Contribution Margin Subtotal	162,354	-	162,354	182,922	-	182,922	-11.2%
Corporate (b)	(61,580)	243	(61,337)	(63,959)	515	(63,444)	3.3%
EBITDA (non-GAAP)	100,774	243	101,017	118,963	515	119,478	-15.5%
Add: Stock-based compensation	3,454		3,454	5,296		5,296	-34.8%
Add: Compensation charge related to NQ Plan Investment (Depreciation) Appreciation	(1,102)		(1,102)	2,992		2,992	-136.8%
Adjusted EBITDA (non-GAAP)	$103,126	$243	$103,369	$127,251	$515	$127,766	-19.1%

1-800-FLOWERS.COM, Inc. and Subsidiaries
Selected Financial Information
(in thousands) (unaudited)

Reconciliation of net income to adjusted net income (non-GAAP):	Three Months Ended		Six Months Ended
	January 1, 2023	December 26, 2021	January 1, 2023	December 26, 2021

Net income	$82,530	$88,468	$48,838	$75,269
Adjustments to reconcile net income to adjusted net income (non-GAAP)
Add: Transaction costs	243	59	243	515
Deduct: Income tax effect on adjustments	(63)	65	(63)	(108)
Adjusted net income (non-GAAP)	$82,710	$88,592	$49,018	$75,676

Basic and diluted net income per common share
Basic	$1.28	$1.36	$0.76	$1.16
Diluted	$1.27	$1.34	$0.75	$1.14

Basic and diluted adjusted net income per common share (non-GAAP)
Basic	$1.28	$1.36	$0.76	$1.16
Diluted	$1.28	$1.34	$0.76	$1.15

Weighted average shares used in the calculation of basic and diluted net income and adjusted net income per common share
Basic	64,675	65,261	64,606	65,161
Diluted	64,835	65,969	64,820	65,954

1-800-FLOWERS.COM, Inc. and Subsidiaries
Selected Financial Information
(in thousands) (unaudited)

Reconciliation of net income to adjusted EBITDA (non-GAAP):	Three Months Ended		Six Months Ended
	January 1, 2023	December 26, 2021	January 1, 2023	December 26, 2021

Net income	$82,530	$88,468	$48,838	$75,269
Add: Interest expense and other, net	4,291	(734)	8,034	198
Add: Depreciation and amortization	14,315	12,588	27,009	23,558
Add: Income tax expense	28,304	27,995	16,893	19,938
EBITDA	129,440	128,317	100,774	118,963
Add: Stock-based compensation	1,899	2,291	3,454	5,296
Add: Compensation charge related to NQ plan investment (depreciation) appreciation	(196)	2,425	(1,102)	2,992
Add: Transaction costs	243	59	243	515
Adjusted EBITDA	$131,386	$133,092	$103,369	$127,766

(a) Segment performance is measured based on segment contribution margin or segment Adjusted EBITDA, reflecting only the direct controllable revenue and operating expenses of the segments, both of which are non-GAAP measurements. As such, management’s measure of profitability for these segments does not include the effect of corporate overhead, described above, depreciation and amortization, other income (net), and other items that we do not consider indicative of our core operating performance.

(b) Corporate expenses consist of the Company’s enterprise shared service cost centers, and include, among other items, Information Technology, Human Resources, Accounting and Finance, Legal, Executive and Customer Service Center functions, as well as Stock-Based Compensation. In order to leverage the Company’s infrastructure, these functions are operated under a centralized management platform, providing support services throughout the organization. The costs of these functions, other than those of the Customer Service Center, which are allocated directly to the above categories based upon usage, are included within corporate expenses as they are not directly allocable to a specific segment.

Contacts

Investors:
Andy Milevoj
(516) 237-4617
amilevoj@1800flowers.com

Media:
Cherie Gallarello
cgallarello@1800flowers.com